Capital Growth Announces Management Appointment

Chicago, IL (September 6, 2007) - The board of directors of Capital Growth Systems, Inc., dba Global Capacity (OTCBB:CGSY), today announced that Jim McDevitt has been appointed senior vice president of finance and chief financial officer, effective immediately. He will also serve as secretary and treasurer of the Company. Mr. McDevitt had previously served as a special assistant to the Company’s executive team, advising on all aspects of its financial analysis, accounting and reporting functions. The appointment follows the departure of former CFO, Darin McAreavey, who has left the Company to pursue other opportunities.

Over the past 25 years, Mr. McDevitt has established a strong record of financial leadership. For the past 3 years, he has served as a Managing Director of Whitehawk Partners, LLC, providing management services to business enterprises, including serving as CFO and chief compliance officer for a registered investment advisor. Prior to Whitehawk Partners, Mr. McDevitt established the financial, administrative, compliance and control functions as vice president for Traffic.com, which received debt and equity financings totaling over $150 million. He has served as chief financial officer of Shadow Broadcast Services, a multi-location media organization, and The Fairfield Group, a large broker dealer and financial services firm, where he was responsible for administrative management including audits, budgets, taxes, treasury and banking relationships, as well as regulatory filings with the SEC, IRS, NASD and SIPC. Mr. McDevitt was a director for Mercy Health Corporation and served as the sole financial executive in the non-acute care divisions of the company, where he delivered all aspects of its financial and operational management (including the design and implementation of internal controls) for multiple physician specialty practices, for profit corporations and not for profit organizations. Mr. McDevitt began his professional career as a certified public accountant with Coopers & Lybrand, where he served on the general practice staff and then as manager for the firm. He holds an active license to practice..

“We are very pleased to welcome Jim to the Global Capacity management team,” said Patrick Shutt, Global Capacity CEO. “As we continue to execute on our strategic plan and grow the company, his extensive experience in financial management, reporting, and controls will be invaluable assets to the Company in his new role as senior vice president of finance and CFO.”

About Global Capacity

Global Capacity is the operating arm of Capital Growth Systems, Inc. (OTC: CGSY.OB). The telecom logistics company provides a fully integrated supply chain management system that streamlines and accelerates the process of designing, building and managing customized communications networks. It offers a comprehensive suite of services to enterprises, systems integrators and carrier customers worldwide. Global Capacity has operational centers in Waltham, MA; Manchester, England and Houston, TX; with offices in Chicago, IL; New York, NY; Minneapolis, MN; Austin, TX and Lisbon, Portugal. For more information, please visit www.globalcapacity.com or contact 866.226.4244 .

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the Company's inability to accurately forecast its operating results; the Company's potential ability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the Company's business. For further information on factors which could impact the Company and its subsidiaries, and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.